10f-3 REPORT

                         SALOMON BROTHERS INVESTORS FUND

                    October 1, 1998 through December 31, 1998


                    Trade                                        Purchase                           % of
Issuer              Date           Selling Dealer                Amount              Price          Issue(1)

Conoco              10/21/98       Morgan Stanley Dean Witter    $23,133,400         $23.00         0.53A

NTL 7% Conv.
  Notes due 2008    12/11/98       Donaldson Lufkin Jenrette     $5,325,000          $100.00        1.07B









                           (1) Represents purchases by all affiliated funds; may
                               not exceed 25% of the offering.



         A - Includes purchases of $16,520,900 by other affiliated mutual funds. B - Includes purchases of $1,325,000 by other affiliated mutual funds.

                         SALOMON BROTHERS INVESTORS FUND

                                              PURCHASE PURSUANT TO
                                               RULE 10f-3 OF ICA


NAME OF STOCK:                                                    OM Group, Inc.
DATE OF PURCHASE:                                                 June 30, 1998
NUMBER OF SHARES PURCHASED:                                       50,000
AGGREGATE PURCHASE PRICE:                                         $2,062,500
PRICE PER SHARE:                                                  $41.25
UNDERWRITING SPREAD:                                              $2.00
% GROSS UNDERWRITING SPREAD:                                      4.85%
SHARES OFFERED:                                                   1,750,000
TOTAL OFFERING:                                                   $72,187,500
25% OF OFFERING:                                                  $18,046,875

BROKER:                                             Donaldson, Lufkin & Jenrette
                                           First Analysis Securities Corporation
                                                                McDonald Company




Note:  A total of 59,800 shares was purchased by funds in the Salomon Brothers complex for an aggregate
purchase price of $2,466,750.

The above purchase was made in accordance with the procedures adopted by the Board of Directors pursuant to Rule 10(f)3 of the Investment Company Act of 1940, as amended.